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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 14, 2002
                        (Date of earliest event reported)


                                 DELTAGEN, INC.
             (Exact name of Registrant as specified in its Charter)

               Delaware                          000-31147                         94-3260659
   (State or other jurisdiction of         (Commission File No.)       (IRS Employer Identification No.)
    incorporation or organization)

             740 Bay Road
           Redwood City, CA                                                          94063
        ----------------------                                              ----------------------
   (Address of principal executive                                                 (Zip Code)
               offices)


                                 (650) 569-5100
                          ----------------------------
              (Registrant's telephone number, including area code)

                          ----------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

         On March 14, 2002, Deltagen, Inc. ("Deltagen") announced the identification of an inflammatory disease drug target. Further details regarding this announcement are contained in Deltagen's news release dated March 14, 2002 attached as an exhibit hereto and incorporated herein by reference.

         On March 14, 2002, Deltagen, Inc. ("Deltagen") acquired XenoPharm, Inc., ("XenoPharm"), a privately held company with a drug metabolism and xenobiotic technology platform from XenoPharm's shareholders in a tax free reorganization.

         Under the terms of the definitive merger agreement, Deltagen acquired all of the outstanding shares of XenoPharm. In the transaction, Deltagen issued approximately 498,000 new shares of common stock and paid certain transaction expenses. Up to an additional 1,449,000 newly issued shares of Deltagen's common stock may be issued to XenoPharm's shareholders upon the achievement of certain key milestones.

         XenoPharm has no employees and is not expected to have significant operating expenses in 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)    Not applicable

                  (b)    Not applicable

                  (c)    See attached Exhibits Index.


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                                  EXHIBIT INDEX

Number   Exhibit
------   -------
99.1     Deltagen, Inc. News Release dated March 14, 2002.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DELTAGEN, INC.

                              By: /s/ John E. Burke
                                  --------------------------
                                  John E. Burke
                                  Senior Vice President of Intellectual Property and General Counsel

Date: March 14, 2002